UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
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Bionano Genomics, Inc.
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BIONANO GENOMICS, INC.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

On May 26, 2022, Bionano Genomics, Inc. issued a press release related to its Annual Meeting of Stockholders to be held on June 9, 2022 at 10:00 a.m. Pacific Time as further detailed in the Definitive Proxy Statement (the “Proxy Statement”) for the meeting. A copy of the Proxy Statement was filed with the Securities and Exchange Commission on April 27, 2022. A copy of the press release is set forth below.

THIS SUPPLEMENT, INCLUDING THE COPY OF THE PRESS RELEASE INCLUDED BELOW, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Bionano Announces Glass Lewis Recommendation and Encourages Stockholders to Cast their Vote Ahead of June 9th Annual Meeting

SAN DIEGO, May 26, 2022 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO), pioneer of optical genome mapping (OGM) solutions on the Saphyr® system and provider of NxClinical™ software, the leading solution for visualization, interpretation and reporting of genomic data, today announced that Glass Lewis & Co., a leading independent proxy advisory firm, has recommended that Bionano’s stockholders vote in favor of all proposals recommended by Bionano’s Board of Directors at the Company’s 2022 Annual Meeting of Stockholders (details below).

Bionano encourages its stockholders to vote their shares by proxy to help Bionano meet a quorum ahead of the Annual Meeting.

“We are grateful for the Bionano stockholders who have already submitted their proxies. Participation levels are ahead of where they were at this point for the 2021 Annual Meeting of Stockholders, but there is still a gap to close in order for us to meet quorum. Conducting the Annual Meeting as planned helps us avoid the extra expenses that would result from delaying the meeting if we don’t reach quorum on June 9th,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano Genomics.

Details of the Annual Meeting

Bionano’s Annual Meeting of Stockholders is scheduled for June 9, 2022 at 10:00 a.m. Pacific Time. Bionano’s stockholders of record as of April 12, 2022 can attend the meeting by visiting www.virtualshareholdermeeting.com/BNGO2022. Bionano has retained a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support. If you would like to discuss the proposals to be voted on at the Annual Meeting or have any questions regarding how to vote, you may contact Christopher Rice of Morrow Sodali LLC by phone at (203) 561-6945 or by email at c.rice@morrowsodali.com.

About Bionano Genomics
Bionano Genomics is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Through its BioDiscovery business, the Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit www.bionanogenomics.com, www.lineagen.com or www.biodiscovery.com.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com